UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

November 13, 2012

Date of Report (date of earliest event reported)

CITY NATIONAL CORPORATION

(exact name of registrant as specified in its charter)

Delaware	1-10521	95-2568550
(state or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification Number)

City National Plaza

555 South Flower Street

Los Angeles, California 90071

(Address of principal executive offices, including zip code)

(213) 673-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03      Material Modification to Rights of Security Holders.

On November 13, 2012, City National Corporation (the “Corporation”) filed a Certificate of Designation (the “Certificate”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its preferred stock designated as the 5.50% Non-Cumulative Perpetual Preferred Stock, Series C, $1.00 par value per share (the “Series C Preferred Stock”).  The Certificate was filed in connection with an Underwriting Agreement, dated November 5, 2012 (the “Underwriting Agreement”), with Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several underwriters (collectively, “Underwriters”) listed in Schedule 1 thereto, under which the Corporation agreed to sell to the Underwriters 7,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Series C Preferred Stock, and granted them an option to purchase up to an additional 350,000 Depositary Shares to cover over-allotments, if any.  Each holder of a Depositary Share will be entitled to the proportional rights of a share of Series C Preferred Stock represented by the Depositary Share.

The Series C Preferred Stock ranks senior, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, to the Corporation’s common stock, and at least equally with each other series of preferred stock the Corporation may issue (except for any senior securities that may be issued with the requisite consent of the holders of the Series C Preferred Stock and all parity stock), with respect to payments of dividends and distributions of assets upon liquidation, dissolution or winding up.

Under the terms of the Series C Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series C Preferred Stock, is subject to restrictions in the event that the Corporation does not declare dividends on the Series C Preferred Stock for the most recently completed dividend period, or, in the case of a liquidation payment, does not pay to holders of the Series C Preferred Stock the liquidation value of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The terms of the Series C Preferred Stock are more fully described in the Certificate which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03      Amendments to Certificate of Incorporation or By-Laws; Change in Fiscal Year.

On November 13, 2012, the Corporation filed the Certificate with the Secretary of State of the State of Delaware, which became effective upon filing, amending our Restated Certificate of Incorporation to establish the newly authorized Series C Preferred Stock of the Corporation consisting of 183,750 authorized shares.

Holders of Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, non-cumulative cash dividends based on the liquidation preference at a rate equal to 5.50% per annum for each dividend period from the original issue date of the Series C Preferred Stock to, and including, the redemption date of the Series C Preferred Stock, if any.  If declared by the Board of Directors or a duly authorized committee of the Board of Directors, dividends will be payable on the Series C Preferred Stock quarterly, in arrears, on February 13, May 13, August 13 and November 13 of each year beginning on February 13, 2013.

The Series C Preferred Stock has a liquidation preference of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.  Liquidating distributions will be made on the Series C Preferred Stock only to the extent the Corporation’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any security ranking senior to the Series C Preferred Stock, and pro rata with any other shares of the Corporation’s stock ranking equal to the Series C Preferred Stock.

The Series C Preferred Stock does not have any maturity date.  The Series C Preferred Stock is redeemable (i) in whole or in part, from time to time, on any dividend payment date on or after November 13, 2017 at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined in the Certificate), at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends and any accrued and unpaid dividends (whether or not declared) to but excluding the redemption date.  If the Corporation redeems the Series C Preferred Stock, the depositary will redeem a proportionate number of depositary shares.  Accordingly, the Series C Preferred Stock will remain outstanding indefinitely, unless and until the Corporation decides to redeem it and receives the prior approval of the Federal Reserve Board of Governors of the Federal Reserve System applicable to bank holding companies.  The Series C Preferred Stock has no preemptive or conversion rights.

The Series C Preferred Stock has no voting rights except with respect to (i) authorizing or increasing the authorized amount of stock senior to the Series C Preferred Stock, (ii) certain changes in the terms of the Series C Preferred Stock, (iii) in the case of certain dividend non-payments and (iv) as required by Delaware law. The terms of the Series C Preferred Stock are more fully described in the Certificate which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01      Other Events.

On November 13, 2012, the Corporation closed the public offering of 7,000,000 Depositary Shares pursuant to the Underwriting Agreement.  The Depositary Shares and the Series C Preferred Stock have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-169259) (the “Registration Statement”).  The following documents are being filed with this report and incorporated by reference into the Registration Statement: (a) the Underwriting Agreement; (b) the Certificate; (c) the Deposit Agreement dated November 13, 2012 between the Corporation, Computershare Trust Company N.A., Computershare Inc. and the holders from time to time of the Depositary Receipts described therein; (d) the Form of Certificate representing the Series C Preferred Stock; (e) the Form of Depositary Receipt and (f) the validity opinion with respect to the Depositary Shares and the Series C Preferred Stock.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.  The exhibits listed on the Exhibit Index accompanying this Form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012	City National Corporation

	By:		/s/ Michael B. Cahill
		Name:	Michael B. Cahill
		Title:	Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

1.1

Underwriting Agreement dated as of November 5, 2012, among the Corporation, Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several underwriters (listed in Schedule 1 thereto)

Filed herewith

3.1	Certificate of Designations for 5.50% Non-Cumulative Perpetual Preferred Stock, Series C	Filed herewith

4.1	Form of Certificate Representing the 5.50% Non-Cumulative Perpetual Preferred Stock, Series C	Filed herewith

4.2

Deposit Agreement, dated November 13, 2012, between the Corporation, Computershare Trust Company, N.A., Computershare Inc. and the holders from time to time of the Depositary Receipts described therein

Filed herewith

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2)	Filed herewith

5.1	Opinion of Wachtell, Lipton, Rosen & Katz	Filed herewith

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)	Filed herewith